UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 13, 2009, PartnerRe Ltd.’s Human Resources Committee amended the PartnerRe Ltd. Change in Control Policy (the “Policy”).   The principal changes to the Policy are:

(1)
Elimination of any tax gross-up under the Policy for any excise tax incurred (instead, if an excise tax is triggered under U.S. Federal tax law, there will either be a reduction of any payments and benefits to the extent required to avoid the excise tax or the provision of the payments and benefits as is with no reduction, depending on which result would be better for the participant).

(2)	Elimination of a Tier 1 or Tier 2 participant’s 30-day voluntary termination right following 12 months after the “change in control” event.

(3)	Approval and administration of the Policy by the Compensation Committee of the Board of Directors.

The description of the Policy above is qualified in its entirety by reference to the full text of the Policy, a copy of which is filed herewith as Exhibit 99.1 to this Form 8-K.

 Item 9.01      Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	PartnerRe Ltd. Change in Control Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	May 14, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description

99.1	PartnerRe Ltd. Change in Control Policy